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                                                                    EXHIBIT 10.6


                                    EXECUTIVE
                              EMPLOYMENT AGREEMENT
                                    R. SCOTT

            This Employment Agreement, is made and entered into as of May 11, 2001, between SMITH & WESSON CORP., a Delaware corporation (the "Company"), and ROBERT L. SCOTT, an individual residing at 2310 W. Hazelhurst Drive, Anthem, AZ 85086 ("Employee").

                                    RECITALS:

            A. Employee is and has been the President and a director of the Company's parent corporation, Saf-T-Hammer Corporation, a Nevada corporation ("SAF"), and SAF and the Company desire to have the continuing benefit of Employee's knowledge, experience and services in the operation of the Company; and

            B. Employee's assistance to SAF and Employee's relationship with the Company was instrumental in consummating SAF's acquisition of the Company (the "Acquisition"); and

            C. The Board of Directors of the Company considers sound and vital management to be essential to the overall success of the Company and has decided to employ Employee on the terms and conditions set forth herein.

                                    AGREEMENT

            In consideration of the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

                  1.1 Company means Smith & Wesson Corp. or any successor entity.

                  1.2 Company Board means the Company Board of Directors or the Board of Directors of any successor entity of Company.

                  1.3 Effective Date. The Effective Date of this Agreement is the date first set forth above.

                  1.4 Good Reason means the occurrence of any of the following events to which Employee has not expressly agreed to in writing:
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                        a. A material reduction in Employee's base
            salary as in effect on the Effective Date or renewal date of this Agreement, whichever occurs later;

                        b. Employee's relocation, without his consent, to any
            place other than within fifty (50) miles of Employee's address set forth above or within twenty-five miles of the Company's principal executive offices as of the Effective Date, except for required travel by Employee on the Company's business to an extent substantially consistent with Employee's business travel obligations at the Effective Date; provided, however, that, if the Company Board determines to relocate the Company's principal executive offices, the Company shall pay all of Employee's reasonable moving and other relocation expenses, and the Company Board shall make such adjustments in Employee's salary as it reasonably deems necessary to reflect the increase or decrease in costs of living in the new location and Employee shall be obligated to perform his services generally at such new location and such relocation shall not constitute "Good Reason" hereunder;

                        c. The failure of the Company to obtain the
            assumption of this Agreement by any successor, assignee, affiliate, or parent of the Company;

                        d. Any purported termination of Employee's
            employment with the Company, and with any affiliate or parent of the Company, which is not effected pursuant to thirty (30) days prior written notice of termination; and

                        e. Any material breach by the Company of any provision
            of this Agreement which is not cured by the Company within thirty
            (30) days written notice from Employee specifying the nature of such breach.

                  1.5 Termination for Cause means the termination of employment of Employee by the Company Board because of Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform his stated duties, willful violation of any material law, rule or regulation resulting in a detriment to the Company or reflecting upon the Company's integrity (other than traffic infractions or similar offenses) or a material breach by Employee of any term of this Agreement and failure to cure such breach within thirty (30) days after receipt of written notice from the Company specifying the nature of such breach or to pay compensation to the Company deemed reasonable by the Company if the breach cannot be cured.

                  For purposes of this Agreement, Employee's termination of employment shall not be considered to be a Termination for Cause unless and until there shall have been delivered to Employee a copy of a resolution, duly adopted by the affirmative vote of not less than 51% of the entire membership of the Board at a meeting called and held for that purpose after reasonable notice to Employee and an opportunity for him, together with his counsel (if he elects to have counsel represent him), to be heard, finding that, in


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      the good faith opinion of the Board, Employee is guilty of misconduct of the type described in this paragraph, and specifying the particulars thereof in detail, which determination shall be subject to a complete and de novo review as to reasonableness and good faith.

                  1.6 Total and Permanent Disability means an injury or illness of Employee that prevents him from performing his customary duties and which is expected to be of long continued and indefinite duration and that has caused Employee's absence from service for at least sixty (60) days.

            2. EMPLOYMENT. The Company hereby employs the Employee and the Employee accepts employment on the terms and conditions set forth herein.

                  2.1 Term The term of this Agreement shall commence on the date hereof and shall end on the close of business on the day before the second anniversary of the date of commencement, unless terminated in accordance with the provisions of Section 3 hereof. On and after the first anniversary of the date of commencement, the term hereof shall be extended automatically for an additional one (1) year on each anniversary date hereof, unless prior to thirty (30) days before any such anniversary date the Company Board decides to modify the term of, or to terminate in accordance with the provisions of Section 3 of this Agreement.

                  2.2 Duties and Responsibilities. Employee shall serve as President of the Company and be responsible for managing all of the ongoing operations of the Company, such duties to include, maximizing the efficiency of operations, reviewing the performance and compensation of all personnel of the Company, attending meetings from time to time at the headquarters of the Company of certain officers of the Company and at the headquarters of SAF of its officers and directors.

                  2.3 Compensation. During the term of this Agreement and so long as Employee's employment has not been subject to Termination for Cause, he shall be entitled to the salary and other employment benefits provided in this Section 2.3 notwithstanding the level of compensation or benefits received by similarly situated employees. Employee shall be entitled to an annual salary of no less than $240,000.00 payable pursuant to the Company's employment compensation policy as may exist from time to time, with increases as may be made from time to time in accordance with the Company's regular salary administration practices as applied to executive officers of the Company. Employee shall be entitled to reimbursement for business expenses and automobile or other transportation allowances on a basis no less favorable to Employee than in accordance with the policy of the Company on the Effective Date. Except as expressly set forth herein, Employee shall participate, consistent with past practices, in any bonuses and awards under the management incentive program maintained by the Company on the Effective Date. Employee shall also be entitled to continuing participation, consistent with past practices, in all other employee benefit plans and practices of the Company in place on the Effective Date, including, without limitation,


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      life, long-term disability and accident insurance, employee savings and investment plans, stock plans, medical, dental, hospitalization and other welfare benefit plans, and vacation plans, without any material reduction in the value of the Company provided benefits. Notwithstanding the foregoing, Employee agrees that he is not a participant in, is not a beneficiary under, and has no rights with respect to that certain Smith & Wesson Corp. Severance Compensation and Extraordinary Bonus Plan (Revised and Restated July 17, 2000).

                  2.4 Acquisition Bonus; Hiring Bonus; Non-Compete Consideration. Upon the execution of this Agreement, Employee shall be entitled to receive a payment in the amount of $300,000 and a Common Stock Purchase Warrant to purchase 5,000,000 shares of the common stock of SAF, substantially in the form attached hereto as Exhibit "A." The foregoing consideration shall be compensation for Employee's role in the Acquisition, consideration for the restrictions set forth in Section 4.1, as well as a "hiring bonus."

            3. TERMINATION. Employee's employment under this Agreement shall terminate upon the occurrence of any one of the following events:

                  3.1 Total and Permanent Disability. In the event that Employee suffers Total and Permanent Disability, the Company may terminate Employee's employment, but shall be obligated to continue Employee's then regular salary and continue his benefits hereunder for the balance of the then-existing year term of employment. Employee agrees, in the event of any dispute under this Section, to submit to a physical examination by a licensed physician selected by the Company, the cost of such examination to be paid by the Company, and the decision as to Employee's disability shall be conclusive and binding upon the Company and Employee. Nothing contained herein shall be construed to affect Employee's rights under any disability insurance or similar policy, whether maintained by the Company, Employee or another party.

                  3.2 Death. This Agreement shall terminate upon the death of the Employee and no further liability to Employee or to Employee's estate hereunder shall remain. Nothing contained herein shall be construed to affect Employee's rights under any life insurance or similar policy, whether maintained by the Company, or another party.

                  3.3 Termination for Cause. The Company may terminate Employee's employment for cause. The Company shall have no further obligation to pay salary or benefits hereunder after the date of any Termination for Cause.

                  3.4 Good Reason. Employee may terminate Employee's employment for Good Reason at any time during the term of this Agreement. In the event Employee terminates his employment for Good Reason, or the Company terminates Employee's employment "without cause", the Company shall continue to be liable to Employee for


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      the payment of Employee's compensation as set forth in Section 2.3 hereof for either the balance of the full original term of the Agreement or for a six-month period, whichever is longer.

            4. COVENANT NOT TO COMPETE AND CONFIDENTIALITY.

                  4.1 Covenant Not to Compete. Employee shall not engage in any business or perform any service, directly or indirectly, or have any interest, whether as a proprietor, partner, employee, investor, principal, agent, consultant, director or officer, in any enterprise which manufactures guns or gun accessories for commercial purposes in the United States or which is in competition with the business of the Company (i) during the term of his employment, or (ii) two (2) years after the termination of this Agreement; provided, however, that this Covenant Not to Compete shall not apply if Employee's employment is terminated by the Company without cause; or by Employee for Good Reason; or if Employee makes himself available for employment by the Company at the end of the term of this Agreement upon similar terms and conditions to those contained herein and the Company thereupon refuses to employ Employee. Nothing in this Section 4 shall be deemed to prohibit Employee from purchasing less than five percent (5%) of the outstanding shares of any corporation whose shares are traded on a national exchange and which, at the time of purchase, is not engaged in competition with the Company.

                  If any court shall determine that the duration or geographical limit of the foregoing restriction is unenforceable, it is the intention of the parties that the foregoing restriction shall not be terminated but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of this Section 4 in the jurisdiction of the court that has made the adjudication.

                  4.2 Confidential Information. Employee acknowledges that he has and will have access to trade secrets and confidential business information of the Company and SAF throughout the term of this Agreement and that any such trade secret or confidential information, regardless of whether Employee alone or with others developed any such trade secret or confidential information, shall be and shall remain the property of the Company. During the term of this Agreement and after termination of employment, Employee shall not, either voluntarily or involuntarily, on either his own account, as a member of a firm, or on behalf of another employer or otherwise, directly or indirectly use or reveal to any person, partnership, corporation or association any trade secret or confidential information of the Company, its parent, subsidiaries, or affiliates. Such trade secrets shall include, but shall not be limited to, business plans, marketing plans or programs, financial information, forecasts, compensation arrangements, contracts (whether leases, financing arrangements, or other contracts) customer lists, and business opportunities. The term "trade secrets" shall not include information generally available to the public or a governmental agency except such term "trade secrets" shall include information provided to the Securities and Exchange Commission or other governmental agency on a confidential basis. Employee will not make available to any person,


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      partnership, limited liability company, corporation or association, or retain after termination of employment, any Company or SAF policy manuals, contracts or other written materials.

                  4.3 Injunctive Relief. Employee acknowledges that the restrictions contained in this Section 4 are a reasonable and necessary protection of the immediate interests of the Company and SAF and that any violation of these restrictions would cause substantial injury to the Company and SAF. In the event of a breach or threatened breach by Employee of these restrictions, each of the Company and SAF shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Employee from such breach or threatened breach; provided, however, that the right to apply for an injunction shall not be construed as prohibiting either the Company or SAF from pursuing any other available remedies for such breach or threatened breach.

            5. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Employee, the Company and their respective heirs, executors, administrators, successors and assigns; provided, however, that Employee may not assign his rights hereunder without the prior written consent of the Company and may not assign his obligations hereunder. The Company may assign either its rights or obligations hereunder to any of its subsidiaries or affiliated corporation or to any successor to substantially all of the assets or business of the Company.

            6. AMENDMENTS. This Agreement may not be amended, modified or supplemented in any respect except by a subsequent written agreement executed by the Company and Employee.

            7. MISCELLANEOUS.

                  7.1 Entire Agreement. This Agreement rescinds and supersedes any other agreement, whether oral or written, relating to Employee's employment by the Company and SAF, including without limitation that certain Employment Agreement between Employee and SAF (the "Prior Agreement"), and contains the entire understanding between the parties relative to the employment of Employee, there being no terms, conditions, warranties, or representations other than those contained or referred to herein, and no amendment hereto shall be valid unless made in writing and signed by both of the parties hereto. As of the Effective Date, Employee shall have no further rights, and the Company no further obligations, under the Prior Agreement. Without limiting the generality of the foregoing, Employee expressly acknowledges and agrees that the incentive bonus set forth in Section 4 thereof is no longer in effect and that all employee benefits set forth therein have been replaced by such benefits provided by the Company hereunder.

                  7.2 Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Arizona as applied to residents of Arizona without regard to conflicts of law principles.


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                  7.3 Severability. In the event that any provisions herein
      shall be legally unenforceable, the remaining provisions nevertheless shall be carried into effect.

                  7.4 Attorneys' Fees. In the event of any litigation between the parties hereto arising out of the terms, conditions and obligations expressed in this Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees incurred in connection therewith.

                  7.5 Notices. All notices required or permitted to be given hereunder shall be deemed given if in writing and delivered personally or sent by telex, telegram, telecopy, or forwarded by prepaid registered or certified mail (return receipt requested) to the party or parties at the following addresses (or at such other addresses as shall be specified by like notices), and any notice, however given, shall be effective when received:

                        To Employee:

                        Robert L. Scott
                        2310 W. Hazelhurst Drive
                        Anthem, AZ 85086

                        To Company:

                        Smith & Wesson Corp.
                        c/o SAF-T-HAMMER Corporation
                        14500 N. Northsight Boulevard, Suite 221
                        Scottsdale, AZ  85260

                  7.6 Waiver. The waiver by any party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

                  7.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.8 Headings. The subject headings to the sections in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

                  7.9 Construction. Each party has had the opportunity to set forth in this Agreement all matters related to the subject hereof. The Company and Employee acknowledge the binding legal effect of this Agreement, that this Agreement has been


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      negotiated by the parties hereto and that each party has, to the extent desired, sought legal counsel related to the terms, conditions and effect of this Agreement.

                  7.10 Assistance in Litigation. Employee shall upon reasonable notice, furnish such information and reasonable assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

                  7.11 Limited Effect of Waiver by Company. Should the Company waive breach of any provision of this Agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                                    COMPANY:

                                    SMITH & WESSON CORP., a Delaware
                                    corporation


                                    By:      /s/ Mitchell A. Saltz
                                       ----------------------------------------
                                       Its:  Executive Vice President


Attest:                               EMPLOYEE:


/s/ Sherry Noreen                     /s/ Robert L. Scott
----------------------                 ----------------------------------------
Secretary                              Robert L. Scott


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